Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-70087, 333-51524, 333-109532 and 333-109533) and Registration Statements on Form S-3 Nos. 333-92703, 333-51410, 333-109880 and 333-117426) of our report dated September 27, 2007, relating to the consolidated financial statements of Host America Corporation appearing in the Annual Report on Form 10-K of Host America Corporation for the year ended June 30, 2007.

/s/ MAHONEY COHEN & COMPANY, CPA, P.C.

New York, NY
October 24, 2007